Exhibit 10.1

AGREEMENT OF SALE

THIS AGREEMENT OF SALE (“Agreement”) is made and entered into this 7th day of February, 2022, by and between RUBICON TECHNOLOGY, INC., a Delaware corporation, with an address at 900 East Green Street, Unit A, Bensenville, IL 60106 (hereinafter referred to as “Seller”), and CAPITOL TRUCKING INC., a Texas corporation, with an address at 297 Birchwood Lane, Bloomingdale, IL 60108 (hereinafter referred to as “Purchaser”).

B A C K G R O U N D

A. Seller is the owner in fee of a certain parcel of land having an area of approximately 6.25 acres, located near the intersection of River Road and Bond Drive, Batavia, Illinois.

B. Seller desires and hereby agrees to sell, and Purchaser desires and hereby agrees to acquire Seller’s interest in the Property (as hereinafter defined), subject to and on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual promises and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

SECTION 1: DEFINITIONS OF CERTAIN TERMS

For purposes of this Agreement, each of the following terms shall have the respective meanings set forth below:

Business Day. Any day other than a Saturday, Sunday, federal holiday or any day on which national banks in the State of Illinois are authorized or required to be closed for the conduct of regular banking business.

Closing. The Closing and consummation of the purchase and sale of the Property as contemplated by this Agreement.

Closing Date (or Date of Closing). Fourteen (14) days after the end of the Due Diligence Period, or any extension thereof, or such earlier date on which Seller and Purchaser shall agree in writing, provided, however, in the event that the Closing Date would fall on a Saturday, Sunday or a legal holiday in the State of Illinois, the Closing Date shall be extended to the next Business Day.

Due Diligence Period: The period ending sixty (60) days after the Date of this Agreement, subject to extensions as set forth below.

Earnest Money Deposit. The cash deposit delivered by Purchaser to Escrow Agent pursuant to Section 3(i) and Section 3(ii) below together with any and all interest earned thereon.

Environmental Laws. All statutes, laws, ordinances, codes, regulations, rules, rulings, orders, decrees, directives, policies and requirements by any federal, state or local governmental authority regulating, relating to, or imposing liability or standards of conduct on or concerning Hazardous Substances (as defined below), public health and safety or the environment now or existing or hereafter enacted or effective.

Escrow Agent. [CHICAGO TITLE AND TRUST COMPANY].

Hazardous Substances. All hazardous waste, hazardous substances, hazardous constituents, hazardous materials, toxic substances, or related substances or materials, whether solids, liquids or gases including, but not limited to, polychlorinated biphenyl (commonly known as PCBs), asbestos, radon, urea formaldehyde, petroleum products (including gasoline and diesel oil), toxic substances, hazardous chemicals, spent solvents, sludge, ash, containers with hazardous waste residue, spent solutions from manufacturing processes, pesticides, explosives, organic chemicals, inorganic pigments and other similar substances, as each of the foregoing terms are defined under, or regulated or governed by, any and all Environmental Laws including, but not limited to, (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. S 9601 et seq., (ii) the Hazardous Materials Transportation Act, as amended, 49 U.S.C. S 1801 et seq., (iii) the Resource, Conservation and Recovery Act of 1976, as amended, 42 U.S.C. S 6901 et seq., (iv) the Clean Water Act, as amended, 33 U.S.C. S 1251 et seq., (v) the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. S 2601 et seq., (vi) the Clean Air Act, as amended, 42 U.S.C. S 7401 et seq., or (vii) any so-called “superfund” or “superlien” law.

Knowledge of Seller. References to the “knowledge” of Seller (or words of similar import) shall refer only to the actual conscious knowledge of the Knowledge Person, without any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains, and shall not be construed, by imputation or otherwise, to refer to the knowledge of any other person, whether employed by Seller or otherwise, or to impose any liability on the Knowledge Person. Where this Agreement provides that “Seller has not received any written notice” (or words of similar import), it means that the Knowledge Person does not have actual knowledge of the receipt by Seller of any such notice. The term “Knowledge Person” means Timothy Brog who is the Chief Executive Officer of Seller.

Land. The parcel of land being more particularly described on Exhibit “A” attached hereto and incorporated herein by reference and appurtenant easements thereto, together with all of Seller’s right, title and interest, if any, in and to all easements, rights of way, strips and gores of land, tenements, hereditaments and appurtenances, reversions, remainders, privileges, licenses and other rights and benefits of any kind relating, belonging to, running with or in any way relating thereto (including subsurface rights, oil and other mineral rights, water rights and water stock); together with all right, title and interest of Seller, if any, in and to any land lying in the bed of any street, road or highway, open or proposed, in front of, abutting or adjoining the Land.

Leases. Leases, occupancy and other agreements, of any nature, together with any and/or amendments and modifications of each thereof pertaining to or covering any space within the Real Property.

Legal Requirements. All laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, Permits, licenses, authorizations, directions and requirements of all federal, state and local governmental authorities, officials, agencies and subdivisions of each thereof having jurisdiction which now or at any time prior to Closing may be applicable to the Property or other use or operation thereof including, without limitation, the so-called Americans with Disabilities Act.

Operating Agreements. The security, maintenance, pest control, trash removal, equipment leases, and other such service agreements (and any amendments, modifications or supplements thereto) with respect to or affecting the Property or any portion thereof.

Out of Pocket Expenses. All of the Purchaser’s out of pocket expenses in connection with the Purchaser’s due diligence activities, title and survey costs and attorneys’ fees and expenses, provided that Out of Pocket Expenses shall not exceed $50,000.

Permits. All or any transferable certificates of occupancy and completion with respect to the Property and all other consents, notices of completion, environmental and utility permits and approvals, authorizations, variances, waivers, licenses, certificates and approvals from any governmental or quasi-governmental authority issued or granted with respect to the Property now or prior to Closing.

Property. The Land, together with all of Seller’s permits, approvals, development rights, drawings, designs, plans, specifications and the like (if any) related thereto.

Real Property. The Land.

Title Company. [CHICAGO TITLE INSURANCE COMPANY].

Warranties. All or any existing guarantees, warranties, and indemnities relating to the construction, operation and/or use of the Real Property in effect at the time of Closing, to the extent assignable.

SECTION 2: PURCHASE AND SALE

Purchaser shall purchase the Property from Seller, and Seller shall sell, convey, transfer and assign the Property to Purchaser, subject to and in accordance with the terms and conditions of this Agreement.

SECTION 3: PURCHASE PRICE AND DEPOSIT

The purchase price for the Property shall be [Seven Hundred Twenty-two Thousand Dollars ($722,000.00)] (herein referred to as the “Purchase Price”). The Purchase Price shall be paid, subject to the adjustments and prorations as herein provided, as follows:

(i) Within two (2) Business Days of the delivery to Purchaser of a fully executed original counterpart of this Agreement, signed both by Purchaser and Seller, Purchaser shall deliver a deposit of Twenty-Five Thousand Dollars ($25,000.00) (the “Earnest Money Deposit”) to the Escrow Agent pursuant to a strict joint order escrow agreement to be executed by the parties, using the Escrow Agent’s customary form (the “Escrow Agreement”).

(ii) The balance of the Purchase Price by wire in immediately available funds on the Closing Date.

SECTION 4: TITLE AND SURVEY

4.1 Delivery of Title Commitment. Within five (5) business days after the Date of this Agreement, Seller shall, at Seller’s sole cost, cause to be ordered a preliminary report or title commitment issued by the Title Company (the “Title Commitment”), covering the Property, together with copies of all documents referenced in the Title Commitment. Promptly following receipt of the Title Commitment, Seller shall deliver copies of same to Purchaser. Purchaser shall be entitled, during the initial Due Diligence Period to obtain a survey of the Property at its sole expense (the “Survey”).

4.2 Title Review and Cure. Purchaser shall have until ten (10) business days after its receipt of the Title Commitment (the “Title Review Period”) to review title to the Property as disclosed by the Title Commitment and the Survey. Purchaser shall have until the expiration of the Title Review Period, to notify Seller, in writing, of such objections as Purchaser may have to anything contained in the Title Commitment or the Survey (“Objection Notice”). Any item contained in the Title Commitment or any matter shown on the Survey to which Purchaser does not so object shall be deemed a Permitted Exception (as defined below). In the event Purchaser shall timely notify Seller of objections to any item contained in the Title Commitment or to any matter shown on the Survey, Seller may, within five (5) business days after receipt of the Objection Notice (“Response Period”): (a) notify Purchaser in writing of which objections Seller will agree to cure, if any, or (b) not respond, in which event Seller will be deemed to have declined to cure any such objections. Seller shall have no obligation to cure title objections except liens of an ascertainable amount created by Seller, which liens Seller shall cause to be released at the Closing or affirmatively insured over by the Title Company. Seller further agrees to remove any exceptions or encumbrances to title which are created by Seller after the Date of this Agreement without Purchaser’s consent. If Seller elects not to cure all or a portion of Purchaser’s objections or fails to timely respond to the Objection Notice, Purchaser shall have the following options: (i) to accept a conveyance of the Property without reduction of the Purchase Price and subject to the Permitted Exceptions, specifically including any matter in the Title Commitment and/or Survey objected to by Purchaser which Seller is unwilling (or deemed unwilling) to cure, which such objectionable matters shall be deemed waived by Purchaser and become part of the Permitted Exceptions; or (ii) to terminate this Agreement by sending written notice thereof to Seller no later than five (5) days after expiration of the Response Period, and upon delivery of such notice of termination, this Agreement shall terminate and the Earnest Money shall be returned to Purchaser and thereafter neither party hereto shall have any further rights, obligations or liabilities hereunder except for those which survive a termination of this Agreement. If Purchaser fails to timely deliver notice of termination under clause (ii) above, Purchaser will be deemed to have elected to proceed under clause (i) above. Purchaser may terminate this Agreement and receive a refund of the Earnest Money if the Title Company revises the Title Commitment after the expiration of the Title Review Period to add or modify exceptions in a material adverse manner, if such additions or modifications were not created by, through or under Purchaser, are not acceptable to Purchaser and are not removed by the Closing Date. The term “Permitted Exceptions” shall mean: the specific exceptions (exceptions that are not part of the promulgated title insurance form) in the Title Commitment that the Title Company has not agreed to insure over or remove from the Title Commitment as of the end of the Response Period and that Seller is not required to remove as provided above; items shown on the Survey, which have not been removed as of the end of the Response Period; real estate taxes not yet due and payable; acts of Purchaser, and those claiming by, through and under Purchaser; and zoning, building and other governmental and quasi-governmental laws, codes and regulations.

If Seller elects to cure any objections set forth in the Objection Notice, Seller will use commercially reasonable efforts to do so prior to Closing and furnish Purchaser evidence that such objections are cured and removed from title. If Seller is unable to cure any such objections by Closing, Purchaser may either: (x) waive such objections, which shall become Permitted Exceptions, and proceed to Closing without any reduction to the Purchase Price; or (y) terminate this Agreement upon written notice to Seller. Upon delivery of such notice of termination, this Agreement shall terminate and the Earnest Money shall be returned to Purchaser and thereafter neither party hereto shall have any further rights, obligations or liabilities hereunder except for those which survive a termination of this Agreement. If Purchaser fails to timely deliver notice of termination under clause (y) above, Purchaser will be deemed to have elected to proceed to closing under clause (x) above, and such uncured objections will be deemed Permitted Exceptions

4.3 Delivery of Title Policy at Closing. As a condition to Purchaser’s obligation to close, the Escrow Agent shall deliver to Purchaser at Closing an Owner’s Policy of Title Insurance or “marked-up” Owner’s pro forma Owner’s Policy (individually or collectively, as the context may require, the “Title Policy”), issued by the Title Company as of the date and time of the recording of the Deed, in the amount of the Purchase Price, insuring Purchaser as owner of the Property, and subject only to the Permitted Exceptions with extended coverage over all general exceptions to such form of policy. Seller shall execute at Closing an affidavit and such other documents in such form reasonably acceptable to Seller as the Title Company shall require for the issuance of the Title Policy with extended coverage.

SECTION 5: INSPECTIONS AND EXTENISON OF DUE DILIGENCE PERIOD

5.1 Inspections. Purchaser shall have the Due Diligence Period in which to conduct its physical due diligence with respect to the Property. Purchaser and its representatives shall have reasonable access to the Property during normal business hours, with prior notice to Seller, and to the property records, agreements, data and documentation, for the purpose of determining whether the subject property is acceptable to Purchaser. Purchaser shall have the right to conduct such tests and inspections as it deems appropriate at its cost, including an environmental assessment. If any inspection or test disturbs the Property, Purchaser will restore the Property to the same condition as existed before the inspection or test. Purchaser shall defend, indemnify Seller and hold Seller, Seller’s officers, directors, agents, contractors and employees and the Property harmless from and against any and all losses, costs, damages, claims, or liabilities, including but not limited to, mechanic’s and materialmen’s liens and Seller’s attorneys’ fees, arising out of or in connection with Purchaser’s inspection of the Property. The provisions of this Section shall survive the Closing or the earlier termination of this Agreement.

5.2 Confidentiality. During the period commencing on the date hereof and ending one (1) year after the Closing Date, Purchaser agrees that the terms of the transaction contemplated by this Agreement (including without limitation, the Purchase Price and the other material economic terms of this transaction) and the any information regarding the Property or the Seller shall be maintained in strict confidence and no disclosure, whether through press releases or any other means of publication (oral or written), of such documentation and information will be made or permitted, except to such brokers, attorneys, lenders and others as are involved in the negotiation and consummation of this transaction (collectively, the “Representatives”), and will not be disclosed to anyone other than on a need-to-know basis and to Purchaser’s consultants who agree to maintain the confidentiality of such information, and will be returned to Seller by Purchaser if the Closing does not occur. In furtherance of the foregoing, Purchaser agrees as follows: (i) Purchaser shall advise each of its Representatives of the confidential nature of any documentation and information disclosed to them and of Purchaser’s obligations under this Section; (ii) Purchaser shall cause its Representatives to maintain the confidentiality of such information and shall not permit its Representatives to make any disclosures, whether through press release or other means of disclosure (oral or written), without Seller’s consent; (iii) Purchaser shall be liable for any of its Representative’s breach of this Section, Purchaser acknowledging that there may be no adequate remedy at law and that Seller shall have the right to seek injunctive relief; and (iv) Purchaser shall defend, indemnify and hold Seller harmless from and against any and all claims, damages, liabilities and expenses, including reasonable attorneys’ fees, arising out of or resulting from a breach of this Section by Purchaser or any of Purchaser’s Representatives. Notwithstanding any terms or conditions in this Agreement or any related agreement to the contrary, but subject to restrictions reasonably necessary to comply with federal or state securities laws, any person may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided relating to such tax treatment and tax structure. Purchaser is also permitted to disclose any information otherwise deemed confidential under this Section in connection with the performance of its obligations hereunder and any litigation relating to the Property or this transaction. In addition to the foregoing, Seller agrees that throughout the term of this Agreement, the terms of the transaction contemplated by this Agreement (including without limitation, the Purchase Price and the other material economic terms of this transaction) shall be maintained in strict confidence and no disclosure, whether through press releases or any other means of publication (oral or written), of such information will be made or permitted, except to such Representatives. The provisions of this Section 5.2 shall survive the Closing and any termination of this Agreement for one (1) years after the Closing Date. The parties acknowledge that, as a publicly traded company, Seller will disclose this Agreement as required by applicable law.

5.3 Termination During Due Diligence Period. If Purchaser determines, in its sole discretion, before the expiration of the initial Due Diligence Period that the Property is unacceptable to Purchaser, Purchaser shall have the right to terminate this Agreement by giving to Seller written notice of termination before the expiration of the initial Due Diligence Period and the Earnest Money Deposit shall be immediately refunded to Purchaser. In addition, upon such a termination, Purchaser shall immediately return to Seller any information about the Property that has been provide to it by Seller. If Purchaser does not obtain the Approvals (as hereinafter defined) on or prior to the expiration of the Due Diligence Period, as extended, the provisions of Section 5.5 shall govern. If Purchaser does not give notice of termination, this Agreement shall continue in full force and effect. Notwithstanding anything to the contrary contained herein, Purchaser acknowledges and agrees that the Purchase Price shall not be reduced by any amount as a result of Purchaser’s due diligence investigations unless the parties agree otherwise.

5.4 Purchaser’s Reliance on its Investigations. To the maximum extent permitted by applicable law and except for Seller’s representations and warranties in Paragraph 6 and any warranties of title contained in the Deed (hereafter defined) delivered at the Closing (“Seller’s Warranties”), this sale is made and will be made without representation, covenant, or warranty of any kind (whether express, implied, or, to the maximum extent permitted by applicable law, statutory) by Seller. As a material part of the consideration for this Agreement, Purchaser agrees to accept the Property on an “as is” and “where is” basis, with all faults, and without any representation or warranty, all of which Seller hereby disclaims, except for Seller’s Warranties. Except for Seller’s Warranties, no warranty or representation is made by Seller, and Seller hereby disclaims all representations and warranties, as to fitness for any particular purpose, merchantability, design, quality, condition, operation or income, compliance with drawings or specifications, absence of defects, absence of hazardous or toxic substances, absence of faults, flooding, or compliance with laws and regulations including, without limitation, those relating to zoning, health, safety, and the environment. Purchaser acknowledges that Purchaser has entered into this Agreement with the intention of making and relying upon its own investigation of the physical, environmental, economic use, compliance, and legal condition of the Property and that, other than the Seller’s Warranties, Purchaser is not now relying, and will not later rely, upon any representations and warranties made by Seller or anyone acting or claiming to act, by, through or under or on Seller’s behalf concerning the Property. Seller is hereby released from all responsibility and liability to Purchaser regarding the condition, valuation, salability, or utility of the Property or its suitability for any purpose whatsoever, except to the extent expressly provided in this Agreement. The provisions of this Section shall survive indefinitely any Closing or termination of this Agreement and shall not be merged into the Closing documents.

5.5 Extension of Due Diligence Period. Purchaser will use commercially reasonable efforts to obtain all required zoning relief, site plan review and entitlements to allow it to operate a freight truck terminal and warehouse, with outside storage of trailers and routine truck maintenance on the Real Property, and shall keep Seller reasonably apprised of its progress in this regard (the “Approvals”). Seller shall reasonably cooperate with and assist Purchaser in its efforts to obtain the Approvals without cost or expense to Seller. Purchaser shall have the right to extend the Due Diligence Period for up to five (5) consecutive thirty (30) day periods (each an “Extension”) in order for Purchaser to obtain the Approvals under the following conditions: (i) Purchaser provides Seller written notice of its election to extend prior to the expiration of the Due Diligence Period, or any Extension thereof; (ii) as of the day after the initial Due Diligence Period, the Earnest Money Deposit becomes non-refundable but applicable to the Purchase Price; and (iii) Purchaser deposits an additional $12,500 with the Escrow Agent for each Extension (each an “Extension Fee”), prior to the expiration of the Due Diligence Period, or any Extension thereof, to be governed by the Escrow Agreement. Each Extension Fee shall be non-refundable but applicable to the Purchase Price. If Purchaser does not obtain the Approvals on or prior to the expiration of the Due Diligence Period, as extended, Purchaser shall have the right, at its sole option, to terminate this Agreement by written notice to Seller prior to the expiration of the Due Diligence Period, as extended, and this Agreement shall thereupon terminate, the Earnest Money and all Extension Fees shall be payable to Seller and neither Seller nor Purchaser shall have any further obligation or liability under this Agreement (except for obligations that are expressly intended to survive the termination of this Agreement). If this Agreement is not so terminated pursuant to the foregoing, this condition shall be deemed waived by Purchaser.

5.6 Information and Documentation. Within five (5) days after the date of the Agreement, Seller shall provide to Purchaser copies of the materials set forth below, to the extent such materials exist and are in Seller’s possession or control:

(i) Any soils report or other environmental inspection reports, and any other feasibility studies or tests which may have been conducted on the Property or the Fox Valley Business Park Resubdivision;

(ii) Any existing surveys of the Property in Seller’s possession;

(iii) Seller’s complete site work drawings of the Property and the Fox Valley Business Park Resubdivision including but not limited to existing site plans and utility plans;

(iv) Any existing title reports of the Property and underlying documents, including but not limited to any easement agreements; and

(v) A list of fees for which Purchaser shall be responsible for in connection with maintenance, repair, contemplated construction or other charges relating to the Property or the Fox Valley Business Park Resubdivision, including but not limited to any recapture fees and tap fees for any utilities.

SECTION 6: SELLER’S REPRESENTATIONS, WARRANTIES AND COVENANTS

Seller represents, warrants and covenants to Purchaser, on and as of the date hereof, all of which representations and warranties shall be deemed to have been remade by Seller to Purchaser on or as of the Closing, as follows:

6.1 Organization, Power and Authority. Seller is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware. Seller has all necessary power to execute and deliver this Agreement and perform its obligations hereunder. The execution, delivery and performance of this Agreement by Seller (i) has been or prior to Closing will be duly and validly authorized by all necessary action on the part of Seller, (ii) does not conflict with or result in a violation of any agreement, judgment, writ, injunction, order or decree of any court, governmental authority or arbiter binding upon Seller or in any proceeding to which Seller is a party, (iii) does not conflict with or constitute a breach of, or constitute a default under, any contract, agreement or other instrument which will remain in effect at Closing by which Seller or the Property is bound or to which Seller is a party, and (iv) does not require the consent of any other party.

6.2 No Bankruptcy. Seller is not a party to any voluntary or involuntary proceedings under any applicable laws relating to the insolvency, bankruptcy, moratorium or other laws affecting creditors rights to the extent that such laws may be applicable to Seller.

6.3 No Litigation. Seller is not a party to or is affected by any litigation, administrative action, investigation or other governmental or quasi-governmental proceeding which would or could have an adverse effect upon the Property or upon the ability of Seller to fulfill its obligations under this Agreement. To Seller’s knowledge, there are no lawsuits, administrative actions, governmental investigations or similar proceedings, including, without limitation, real estate tax assessment appeals, pending or threatened against or affecting the Property or any portion thereof or any interest therein.

6.4 No Violations. Except as disclosed to Purchaser in writing, Seller has not received written notice from any governmental authority or agency of any condition upon the Real Property which as of the date of this Agreement constitutes a violation of any Legal Requirement.

6.5 Condemnation. Seller has not received any written notice of proceedings pending nor, to Seller’s knowledge, are any proceedings threatened against or affecting the Real Property or any portion thereof or interest therein in the nature of or in lieu of condemnation or eminent domain proceedings.

6.6 Leases. There are no Leases or other tenancies for any space in the Real Property. No commission, fee or other compensation is payable (or will, with the passage of time or occurrence of any event or both, be payable), with respect to any Lease and there does not currently exist any leasing, brokerage or management agreement with respect to the Real Property.

6.7 Contracts. After Closing, there will be no unrecorded agreements, documents or contracts affecting the Property to which Seller is a signatory party; provided, however, that the parties acknowledge that the Real Property is subject to the Declaration of Protective Covenants and Restrictions dated as of February 17, 2012, and recorded in Kane County, Illinois, on March 19, 2012, as Document No. 2012K017040, and the Joinder to Declaration of Protective Covenants and Restrictions for Fox Valley Business Park, Batavia, Illinois, dated April 3, 2012, and recorded in Kane County, Illinois, on April 19, 2012 as Document No. 2012K024887, pursuant to which the owner of the Real Property is a member of the Fox Valley Business Park Owners Association. Notwithstanding the foregoing, Purchaser may raise title objections to any of the foregoing exceptions within the Title Review Period as set forth above.

6.8 OFAC. Seller is (i) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury and/or on any other similar list, (ii) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation or Executive Order of the President of the United States, (iii) not an “Embargoed Person.” To Seller’s actual knowledge, none of the funds or other assets of Seller constitute property of, or are beneficially owned, directly or indirectly, by an Embargoed Person, and to Seller’s actual knowledge, no Embargoed Person has any interest of any nature whatsoever in Seller.

6.9 Environmental Matters. Seller has not received any written notice of any pending or threatened claims, complaints, notices, correspondence or requests for information with respect to any violation or alleged violation of any Environmental Laws, any releases of Hazardous Substances or with respect to any corrective or remedial action for, or cleanup of, the Real Property or any portion thereof. Seller has not transported, disposed of or treated, or arranged for the transportation, disposal or treatment of, any Hazardous Substances from or to the Real Property in violation of any Environmental Laws. To Seller’s knowledge: (i) there are no underground storage tanks at the Real Property; (ii) the Real Property nor any part thereof is in breach of any Environmental Laws; (iii) no part of the Real Property has ever been used as a landfill, dump, toxic or waste disposal site or storage area; and (iv) the Real Property is free of any Hazardous Substances that would trigger response or remedial action under any Environmental Laws.

6.10 Bulk Sales. Purchaser and the Seller hereby waive compliance with Illinois bulk sales law requirements, if applicable, in respect of the transactions contemplated by this Agreement; provided, however, that Seller shall pay and discharge when due any claims asserted against Purchaser by reason of such noncompliance and shall promptly take all necessary actions required to remove any lien which may be placed upon or action taken against the Property or Purchaser by reason of such non-compliance, and such obligation shall survive the Closing or termination of this Agreement.

6.11 Survival. The foregoing representations, warranties, indemnities and covenants of Seller in this Section shall survive the Closing or termination of this Agreement for a period of one (1) year (the “Survival Period”).

SECTION 7: PURCHASER’S REPRESENTATIONS, WARRANTIES AND COVENANTS

Purchaser represents, warrants and covenants to Seller, on and as of the date hereof, all of which representations and warranties shall be deemed to have been remade by Purchaser to Seller on or as of the Closing, as follows:

7.1 Organization, Power and Authority. Purchaser is a corporation duly formed, validly existing and in good standing under the laws of the State of Illinois. Purchaser has all necessary power to execute and deliver this Agreement and perform its obligations hereunder. The execution, delivery and performance of this Agreement by Purchaser (i) has been duly and validly authorized by all necessary action on the part of Purchaser, (ii) does not conflict with or result in a violation of any agreement, judgment, writ, injunction, order or decree of any court, governmental authority or arbiter binding upon Purchaser or in any proceeding to which Purchaser is a party, (iii) does not conflict with or constitute a breach of, or constitute a default under, any contract, agreement or other instrument which will remain in effect at Closing by which Purchaser is bound or to which Purchaser is a party, and (iv) does not require the consent of any other party.

7.2 OFAC. Purchaser and, to Purchaser’s actual knowledge, each person or entity owning an interest in Seller is (i) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury and/or on any other similar list, (ii) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation or Executive Order of the President of the United States, (iii) not an “Embargoed Person.” To Purchaser’s actual knowledge, none of the funds or other assets of Purchaser constitute property of, or are beneficially owned, directly or indirectly, by an Embargoed Person, and to Purchaser’s actual knowledge, no Embargoed Person has any interest of any nature whatsoever in Purchaser.

7.3 Survival. The foregoing representations, warranties, indemnities and covenants of Purchaser in this Section shall survive the Closing or termination of this Agreement for the Survival Period.

SECTION 8: OPERATIONS PENDING CLOSING

From and after the date hereof, through and including the Closing Date, Seller agrees as follows (each of which covenants is a condition to Purchaser’s obligations to close under this Agreement and must be satisfied by Seller or waived by Purchaser in writing prior to Closing):

8.1 Management Prior to Closing. Between the date of this Agreement and the Date of Closing, Seller shall maintain, manage the Property in the same manner as immediately prior to the date of this Agreement and otherwise in substantially the same physical condition as on the date of Seller’s execution of this Agreement, ordinary wear and tear excepted.

8.2 Notices. Seller shall, promptly upon Seller’s obtaining knowledge thereof, provide Purchaser with a written notice (i) of any written notice concerning the Real Property received by Seller from any governmental or quasi-governmental authority or from any insurance company of a violation of Legal Requirements, or (ii) of any service of legal process relating to the Property.

SECTION 9: CLOSING

Subject to satisfaction of all conditions to Closing, the Closing shall be held during regular business hours on the Closing Date. The Closing shall be held through the mail at the offices of the Title Company acting as the Escrow Agent.

9.1 Delivery; Possession. At Closing, Seller shall deliver to Purchaser the items required of Seller under this Agreement, and Purchaser shall deliver to Seller the balance of the Purchase Price, after crediting Purchaser with the Earnest Money Deposit (and making other adjustments and prorations as provided herein) and the other items required of Purchaser under this Agreement.

9.2 Closing Costs.

9.2.1 Seller’s Costs. Seller shall pay: (i) all state and, county real estate transfer taxes; (ii) the cost of Purchaser’s basic owner’s premium for title insurance (with extended coverage) in the amount of the Purchase Price, along with all related title search fees; (iii) the fees and expenses of Seller’s attorneys; and (iv) recording charges due on the satisfaction or assignment of any mortgages or liens affecting the Property.

9.2.2 Purchaser’s Costs. Purchaser shall pay: (i) any costs incurred by Purchaser in preparing and performing its due diligence investigations, including the cost of any Survey, (ii) the fees and expenses of Purchaser’s attorneys, (iii) all title charges and all endorsements to Purchaser’s title insurance policy, and (iv) recording charges due in connection with the Deed and any mortgages or other financing documents.

9.2.3 Other Costs. Any other costs not specifically provided for herein shall be paid by the party who incurred those costs, or if neither party is charged with incurring any such costs, then by the party customarily assessed for such costs in the State of Illinois.

9.3 Conditions to Closing. Notwithstanding any other conditions to Closing set forth in this Agreement, Purchaser’s obligation to purchase the Property or otherwise to perform any obligation provided in this Agreement is expressly conditioned upon the due performance by Seller of each undertaking and covenant and agreement to be performed by Seller under this Agreement including, but not limited to, delivery of all items and documents required under Section 11 below, and the truth, accuracy and completeness in all material respects, of each representation and warranty made in this Agreement by Seller. Where a representation or warranty is qualified by Seller’s knowledge or by notice received by Seller, it shall nevertheless be a condition precedent to Purchaser’s obligation to close that the warranty or representation be true in all material respects as of Closing even if not so qualified.

Upon failure of any such condition, Purchaser may either (i) extend the Closing Date for a period not to exceed thirty (30) days in order for the Seller to have additional time to perform each undertaking, covenant and agreement hereunder, or (ii) exercise its remedies under Section 16.1. In the event of cancellation of this Agreement pursuant to this Section 9, the Earnest Money Deposit, and any other monies theretofore paid on account, if any, shall be returned to Purchaser and neither party shall have any further liability or obligation to the other hereunder.

SECTION 10: PRORATIONS AND CREDITS AT CLOSING

All prorations provided to be made “as of the Closing Date” shall each be made as of 11:59 P.M. local time on the date immediately preceding the Closing Date. In each proration set forth below, the portion thereof allocable to periods beginning with the Closing Date shall be credited to Purchaser, or charged to Purchaser, as applicable, at Closing or, in the case of allocations made after Closing, upon receipt of such payments or invoice as of the Closing Date. The following items shall, as applicable, be prorated between Purchaser and Seller or credited to Purchaser or Seller:

10.1 Property Taxes and Assessments.

10.1.1 Prorations. All water and sewer fees, charges or rentals and ad valorem or general property taxes with respect to the Real Property shall be prorated and apportioned on a per diem basis as of the Closing Date based on the latest available tax information.

10.1.2 Special Assessments. Certified, confirmed and ratified special assessment liens as of Date of Closing (and not as of the date of this Agreement) shall be paid by Seller or Purchaser shall receive a credit therefor at Closing.

10.2 Utility Expenses and Payments. Seller shall have sole responsibility for all utility charges accrued as of the Closing Date. Seller shall arrange for the utilities to be read as of the Closing Date. Purchaser shall be responsible for making any necessary arrangements for the continuation of all utility services to the Real Property following Closing. Seller and Purchaser shall cooperate with each other and execute all necessary documents as reasonably to accomplish the foregoing.

10.3 Other Matters. Seller and Purchaser shall make such other adjustments and apportionments as are expressly set forth in this Agreement.

10.4 Survival. The provisions of this Section 10 shall survive the Closing. In the event final figures have not been reached on any of the adjustments, prorations or costs, as a result of unavailability of information or otherwise, which are to be adjusted at or prior to Closing pursuant to this Section 10, the parties shall close using adjustments and prorations reasonably estimated by Seller and Purchaser, subject to later readjustment when such final figures have been obtained. If more current information is not available, estimates shall be based upon the prior operating history of the Property, as shown on the most recent bills or payments available. The parties hereto agree that they shall seek to determine the amounts of all prorations and adjustments required hereunder on or before the Closing Date, if possible, and to the extent not then obtainable, as soon as practicable thereafter.

SECTION 11: CONVEYANCES AND DELIVERIES

11.1 Deed. At Closing, Seller shall deliver to Purchaser a special warranty deed (the “Deed”) to the Property in recordable form, duly executed by Seller and acknowledged and in substantially the same form as set forth in Exhibit “B” attached hereto, conveying to Purchaser title to the Real Property, subject to the Permitted Exceptions.

11.2 Section 1445 Certificate. At Closing, Seller shall execute and deliver to Purchaser (i) a certificate stating that Seller is not a “foreign person” as defined in Section 1445 of the Internal Revenue Code and the regulations thereunder, (ii) an IRS Form 1099 with respect to this transaction, and (iii) such other documents or instruments as may be required by the Internal Revenue Code (or regulations promulgated pursuant thereto).

11.3 Physical Possession. At Closing, Seller shall deliver to Purchaser possession of the Real Property.

11.4 Other Documents. At Closing, Seller and Purchaser shall deliver to each other any other documents expressly required to be delivered or furnished pursuant to any other provisions of this Agreement or reasonably required to carry out the purpose and intent of this Agreement, including but not limited to: an ALTA Statement and “gap” affidavit, and such other affidavits and related documents that may be required by the Title Company to issue extended coverage, each executed by Seller and in form and substance acceptable to the Title Company.

SECTION 12: NOTICES

All notices, consents, approvals and other communications which may be or are required to be given by either Seller or Purchaser under this Agreement shall be properly given only if made in writing (except as expressly provided to the contrary in this Agreement) and sent by (i) U.S. Certified Mail, Return Receipt Requested, (ii) electronic mail with confirmation of receipt, or (iii) a nationally recognized overnight delivery service (such as Federal Express, UPS Next Day Air), with all delivery charges paid by the sender and addressed to the Purchaser or Seller, as applicable, as follows, or at such other address as each may request in writing. Such notices shall be deemed received, (x) if delivered by overnight delivery service, on the date of delivery and (y) if sent by electronic mail, on the date of transmission. Notices to be sent on behalf of Purchaser or Seller may be sent by their respective counsel. The refusal to accept delivery shall constitute acceptance and, in such event, the date of delivery shall be the date on which delivery was refused. Copies of notices directed to a party which are required to be sent to other persons shall be deemed received by such other persons on the date on which the party receives such notice. The addresses for notices are to be as follows:

If to Seller:	Rubicon Technology, Inc.
900 East Street
Unit A
Bensenville, IL 60106
	Attention:	Timothy Brog
	Email:	TBrog@rubicontechnology.com

with a copy to:	Kaplan, Saunders, Valente & Beninati LLP
500 N. Dearborn Street
Chicago IL 60654
	Attention:	Richard Demarest Yant
	Email:	ryant@kaplansaunders.com

If to Purchaser:	Capitol Trucking, Inc.
297 Birchwood Lane
Bloomingdale, IL 60108
	Attention:	Igor Tsapar
	Email:	igor-disp@hotmail.com

with a copy to:	Maurides Law
33 N. LaSalle, Suite 1910
Chicago, IL 60602
	Attention:	Patrick C. Turner
	Email:	pturner@maurides.com

SECTION 13: CONDEMNATION

13.1 Condemnation. At Closing, Seller shall assign to Purchaser all of Seller’s right, title and interest in and to all awards in condemnation, or damages of any kind, to which Seller is entitled at the time of Closing, by reason of any exercise of the power of eminent domain with respect thereto or for the taking of the Real Property or any part thereof or by reason of any other event affecting the Property which gives rise to a damage claim against a third party after the date hereof. Prior to the Closing Date, if all or any portion of the Real Property is taken, or if access thereto is reduced or restricted, by eminent domain or otherwise (or if such taking, reduction or restriction is pending, threatened or contemplated) (hereinafter a “Condemnation Proceeding”), Seller shall immediately notify Purchaser of such fact. In the event that such notice relates to the taking of a material (as defined below) portion of the Real Property, Purchaser shall have the option, in its sole and absolute discretion, to terminate this Agreement upon written notice to Seller given not later than thirty (30) days after receipt of Seller’s notice; whereupon the Earnest Money Deposit shall be refunded to Purchaser and thereafter neither party shall have any rights, obligations or liabilities hereunder. For the purposes of this Section, and without limiting the generality of the foregoing, a taking shall be deemed material if it restricts access to the Real Property. If Purchaser does not elect to terminate this Agreement as herein provided, Seller shall pay to Purchaser any award received by Seller prior to Closing and Purchaser shall have the right to participate with Seller in any Condemnation Proceeding affecting the Real Property, and Purchaser and Seller shall cooperate with each other in good faith.

SECTION 14: BROKERS

Seller and Purchaser acknowledge that they have not dealt with any broker, finder or agent in connection with this transaction other than CBRE and Newmark (the “Broker”). Seller shall pay the commission, if any, as may be due the Broker pursuant to its written agreement with CBRE. Seller and Purchaser shall indemnify and hold harmless the other against any and all claims, demands, causes of action, losses, costs and expenses (including legal fees and expenses) resulting from a breach of said representation of the indemnifying party. The representations, warranties, undertakings and indemnities of this Section 14 shall survive the Closing hereunder and any termination of this Agreement.

SECTION 15: ASSIGNMENT

Neither party may assign this Agreement without the prior written consent of the other, and any such prohibited assignment shall be void; provided, however, that Purchaser may assign this Agreement without Seller’s consent to an “Affiliate” so long as Purchaser provides Seller prior written notice of such assignment and a fully executed copy of such assignment agreement reasonably acceptable to Seller no later than ten (10) days before the Closing. No assignment permitted under this Agreement shall relieve the assigning party of any liability hereunder, whether arising before or after the date of such assignment. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the respective legal representatives, successors, assigns, heirs, and devisees of the parties. For the purposes of this paragraph, the term “Affiliate” means an entity (a) that directly or indirectly controls, is controlled by or is under common control with the Purchaser and (b) at least a majority of whose economic interest is owned by Purchaser; and the term “control” means the power to direct the management of such entity through voting rights, ownership or contractual obligations.

SECTION 16: DEFAULT/REMEDIES

16.1 Seller’s Default/Purchaser’s Remedies. If Seller fails to sell the Property to Purchaser in accordance with this Agreement, or breaches any of its duties, obligations, representations or warranties contained in this Agreement in any material respect, or fails or is unable to deliver any of the documents required to be delivered by Seller hereunder, and provided that such failure or breach is not cured within ten (10) Business Days of the date on which Purchaser notifies Seller of such failure or breach, Purchaser, at its election and as its sole and exclusive legal and equitable remedies, shall be entitled to (i) terminate this Agreement and receive a refund of the Earnest Money Deposit and all Extension Fees, and recoup its Out of Pocket Expenses, (ii) waive the Seller’s default and proceed to close on the terms and conditions set forth in this Agreement without any adjustment to the Purchase Price, or (iii) sue for specific performance of Seller’s obligations hereunder. Purchaser waives any right to pursue any other remedy at law or equity for such default of Seller, including, without limitation, any right to seek, claim or obtain damages, punitive damages or consequential damages, and in no case shall Seller ever be liable to Purchaser under any statutory, common law, equitable or other theory of law, either prior to or following the Closing, for any lost rents, profits, “benefit of the bargain,” business opportunities or any form of consequential damage in connection with any claim, liability, demand or cause of action in any way or manner relating to the Property, the condition of the Property, this Agreement, or any transaction or matter between the parties contemplated hereunder.

16.2 Purchaser’s Default/Seller’s Remedies. If Purchaser wrongfully fails to purchase the Property on the Closing Date in accordance with the terms hereof then Seller, as its sole and exclusive remedy at law or in equity, shall receive the Earnest Money Deposit from Escrow Agent as liquidated damages. Purchaser and Seller acknowledge and agree that damages which would be sustained by Seller in the event of a breach by Purchaser of its obligations under this Agreement are difficult to determine and in such event that the Earnest Money Deposit represents a reasonable estimate of such damages and is not intended as a penalty.

SECTION 17: GENERAL PROVISIONS

17.1 Agreement Binding. This Agreement shall be binding upon each party hereto and such party’s heirs, legal representatives, successors and assigns and shall inure to the benefit of each party hereto and such party’s heirs, legal representatives, successors and assigns.

17.2 Entire Agreement. This Agreement, and all the Exhibits referenced herein and annexed hereto, contain the final, complete and entire agreement of the parties hereto with respect to the matters contained herein, and no prior agreement or understanding pertaining to any of the matters connected with this transaction shall be effective for any purpose. Except as may be otherwise provided herein, the agreements embodied herein may not be amended except by an agreement in writing signed by the parties hereto.

17.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Illinois.

17.4 Further Assurances. Seller and Purchaser each agree to execute and deliver to the other such further documents or instruments as may be reasonable and necessary in furtherance of the performance of the terms, covenants and conditions of this Agreement. This covenant shall survive the Closing.

17.5 Interpretation. The titles, captions and paragraph headings are inserted for convenience only and are in no way intended to interpret, define, limit or expand the scope or content of this Agreement or any provision hereof. If any party to this Agreement is made up of more than one person, then all such persons shall be included jointly and severally, even though the defined term for such party is used in the singular in this Agreement. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted. If any words or phrases in this Agreement shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Agreement shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Agreement and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated.

17.6 Counterparts; Signatures. This Agreement may be executed in separate counterparts. It shall be fully executed when each party whose signature is required has signed at least one (1) counterpart even though no one (1) counterpart contains the signatures of all of the parties to this Agreement. Any counterpart of this Agreement may be executed and delivered by facsimile or electronic transmission (including, without limitation, e-mail) or by portable document format (pdf) and shall have the same force and effect as an original.

17.7 Non-waiver. No waiver by Seller or Purchaser of any provision hereof shall be deemed to have been made unless expressed in writing and signed by such party. No delay or omission in the exercise of any right or remedy accruing to Seller or Purchaser upon any breach under this Agreement shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by Seller or Purchaser of any breach of any term, covenant or condition herein stated shall not be deemed to be a waiver of any other breach, or of a subsequent breach of the same or any other term, covenant or condition herein contained.

17.8 Severability. This Agreement is intended to be performed in accordance with and only to the extent permitted by applicable law. If any provisions of this Agreement or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, but the extent of the invalidity or unenforceability does not destroy the basis of the bargain between the parties as contained herein, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

17.9 Exhibits. The Exhibits referred in and attached to this Agreement are incorporated herein in full by this reference.

17.10 Attorneys’ Fees and Costs. In the event suit or action is instituted to interpret or enforce the terms of this Agreement, or in connection with any arbitration or mediation of any dispute, the prevailing party shall be entitled to recover from the other party such sum as the court, arbitrator or mediator may adjudge reasonable as such party’s costs and attorney’s fees, including such costs and fees as are incurred in any trial, on any appeal, in any bankruptcy proceeding (including the adjudication of issues peculiar to bankruptcy law) and in any petition for review. Each party shall also have the right to recover its reasonable costs and attorney’s fees incurred in collecting any sum or debt owed to it by the other party, with or without litigation, if such sum or debt is not paid within fifteen (15) days following written demand therefor.

17.11 Time of the Essence. Time shall be of the essence in enforcing this Agreement. If the time for performance of any obligation hereunder shall fall on a Saturday, Sunday or holiday (national or in the State of Illinois) such that the transaction contemplated thereby cannot be performed, the time for performance shall be extended to the next succeeding day where performance is possible.

(

[END OF PAGE; SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Seller and Purchaser have caused this Agreement to be executed, as of the day and year first above written.

SELLER:

RUBICON TECHNOLOGY, INC., a Delaware corporation

By:
Timothy Brog, Chief Executive Officer

PURCHASER:

CAPITOL TRUCKING INC., a Texas corporation

By:
Name:
Title:

EXHIBITS

Exhibit “A”	-	Legal Description
Exhibit “B”	-	Form of Deed

EXHIBIT “A”

LEGAL DESCRIPTION

LOT 101 IN FOX VALLEY BUSINESS PARK RESUBDIVISION BEING A RESUBDIVISION OF FOX VALLEY INDUSTRIAL PARK BEING A SUBDIVISION IN THE EAST HALF OF SECTION 27, TOWNSHIP 39 NORTH, RANGE 8 EAST OF THE THIRD PRINCIPAL MERIDIAN ACCORDING TO THE PLAT THEREOF RECORDED FEB. 7, 2012 AS DOCUMENT 2012K007824 IN THE CITY OF BATAVIA, KANE COUNTY, ILLINOIS.

EXHIBIT “B”

FORM OF DEED

This Instrument prepared by:

After recording return to:

SPECIAL WARRANTY DEED

THIS SPECIAL WARRANTY DEED is made as of the ____ day of ___________, ____, from _______________________ (the “Grantor”), to ____________________ (the “Grantee”).

WITNESSETH, that said Grantor, in consideration of Ten and No/100s Dollars ($10.00) in hand paid by Grantee, and other valuable consideration, receipt of which is hereby acknowledged, does hereby REMISE, RELEASE, ALIEN AND CONVEY unto Grantee and its successors and assigns, FOREVER, all of Grantor’s interest in and to the real property situated in the County of ________, State of Illinois, with a common address of ______________________, as more particularly described in Exhibit A attached hereto and made a part hereof (the “Property”).

TOGETHER with the tenements and appurtenances thereunto belonging.

SUBJECT TO those matters as contained in Exhibit B attached hereto and made a part hereof (collectively, the “Permitted Exceptions”).

TO HAVE AND TO HOLD the same unto said Grantee in fee simple forever.

GRANTOR, subject to the Permitted Exceptions, does hereby specially warrant the title to the Property and will defend the same against the lawful claims of all persons claiming by, through or under the Grantor, but not otherwise.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Special Warranty Deed has been executed by Grantor and is effective as of the date first set forth above.

SELLER:

By:
Name:
Title:

STATE OF ILLINOIS	)

) SS

COUNTY OF _____________	)

I, the undersigned, a Notary Public, in and for the County and State aforesaid, DO HEREBY CERTIFY, that ________________, the _______________ of __________________, personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and severally acknowledged that she signed and delivered the said instrument as his/her own free and voluntary act, and as the free and voluntary act of said company, for the uses and purposes therein set forth.

Given under my hand and Notarial Seal this ____ day of ____________, ____.

Notary Public

My Commission Expires:

Mail subsequent tax bills to:

EXHIBIT A

LEGAL DESCRIPTION